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Exhibit 5.1

[Letterhead of Steven R. Sullivan]

June 5, 2008

Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

        I am Senior Vice President, General Counsel and Secretary of Union Electric Company, a Missouri corporation (the "Company"). The Company and Union Electric Capital Trust I, a Delaware statutory trust (the "Trust"), has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") a Registration Statement on Form S-3 (the "Registration Statement") with respect to an indeterminate aggregate offering price of the following securities: (1) Senior Secured Debt Securities to be issued by the Company (the "Senior Secured Debt Securities"), (2) First Mortgage Bonds to be issued by the Company (the "First Mortgage Bonds"), (3) Senior Unsecured Debt Securities to be issued by the Company (the "Senior Unsecured Debt Securities"), (4) Subordinated Debt Securities to be issued by the Company (the "Subordinated Debt Securities"), (5) Preferred Stock, without par value to be issued by the Company (the "Preferred Stock"), (6) Trust Preferred Securities to be issued by the Trust and (7) the Company's guarantee relating to such Trust Preferred Securities (the "Guarantee" and, together with the Senior Secured Debt Securities, the First Mortgage Bonds, the Senior Unsecured Debt Securities, the Subordinated Debt Securities and the Preferred Stock, the "Applicable Securities"), in each case, to be offered and sold from time to time pursuant to Rule 415 under the Act.

        The Senior Secured Debt Securities will be issued pursuant to an Indenture dated as of August 15, 2002 between the Company and The Bank of New York, as trustee (the "Senior Indenture"), the First Mortgage Bonds will be issued pursuant to the Indenture of Mortgage and Deed of Trust dated June 15, 1937, as amended and supplemented, between the Company and The Bank of New York, as successor trustee (the "First Mortgage Indenture"), the Senior Unsecured Debt Securities will be issued pursuant to an indenture between the Company and the trustee named therein (the "Senior Unsecured Indenture"), the Subordinated Debt Securities will be issued pursuant to an Indenture (For Unsecured Subordinated Debt Securities) dated as of December 1, 1996 between the Company and The Bank of New York, as successor trustee (the "Subordinated Indenture"), and the Guarantee will be issued pursuant to a guarantee agreement between the Company and the trustee named therein (the "Guarantee Agreement"), in each case as filed or in the respective forms filed as exhibits to the Registration Statement.

        In so acting, I have reviewed originals (or copies certified or otherwise identified to my satisfaction) of the Registration Statement (including the exhibits thereto), the Restated Articles of Incorporation and By-Laws of the Company as in effect on the date hereof, corporate and other documents, records and papers and certificates of public officials. I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert of the laws of any jurisdiction other than the State of Missouri.

        On the basis of such review and assuming that (a) the applicable provisions of, and the rules and regulations promulgated under, the Act and the Trust Indenture Act of 1939 and the securities or "blue sky" laws of applicable states shall have been complied with, (b) appropriate resolutions have been adopted by the Board of Directors of the Company (or a duly appointed committee or representative thereof) and remain effective authorizing the issuance and sale of the Applicable Securities and (c) the Applicable Securities have been issued and sold upon the terms specified in such resolutions and in any required orders of the Missouri Public Service Commission or other applicable regulatory approvals, I am of the opinion that:

          1.     When (i) the supplemental indenture or other instrument under the Senior Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior

  Secured Debt Securities, (ii) the Senior Unsecured Indenture and any supplemental indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Senior Unsecured Debt Securities, (iii) the supplemental indenture or other instrument under the Subordinated Indenture to be entered into, or otherwise executed or adopted, in connection with the issuance of the Subordinated Debt Securities or (iv) the Guarantee Agreement has each been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when any of the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the Subordinated Debt Securities and the Guarantee, as the case may be, have been duly executed, authenticated, delivered and paid for in accordance with the terms of the Senior Indenture, the Senior Unsecured Indenture, the Subordinated Indenture and the Guarantee Agreement, respectively, as the case may be, and on the terms and conditions set forth in the Registration Statement, the prospectus forming part thereof and the applicable supplement thereto, the Senior Secured Debt Securities, the Senior Unsecured Debt Securities, the Subordinated Debt Securities and the Guarantee will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

          2.     When the supplemental indenture under the First Mortgage Indenture to be entered into in connection with the issuance of the First Mortgage Bonds has been duly executed and delivered by the proper officers of the Company and The Bank of New York, as successor trustee thereunder, and when the First Mortgage Bonds have been executed, authenticated, delivered and paid for in accordance with the terms of the First Mortgage Indenture and on the terms and conditions set forth in the Registration Statement, the prospectus forming part thereof and the applicable supplement thereto, the First Mortgage Bonds will be legally issued and will constitute the valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, to general equitable principles (whether considered in a proceeding in equity or at law) and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought, the holders and owners thereof will be entitled to all the rights and security afforded by the First Mortgage Indenture and the First Mortgage Bonds will rank equally as to security with the bonds of other series presently outstanding under the First Mortgage Indenture, which is, in my opinion, a valid and direct first lien (subject to certain leases, permitted liens and other minor defects) on substantially all of the Company's properties and franchises.

          3.     When (i) the Restated Articles of Incorporation of the Company have been validly, legally and appropriately amended further designating and describing each series of Preferred Stock to be issued and sold and (ii) such Preferred Stock has been issued and sold on the terms and conditions set forth in the Registration Statement, the prospectus forming part thereof and the applicable supplement thereto and in compliance with the Restated Articles of Incorporation of the Company and applicable Missouri law, upon receipt by the Company of the full purchase price thereof, such Preferred Stock will be legally issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me under the headings "Legal Matters" and "Experts" in the prospectus forming part of the Registration Statement. In addition, I have prepared or reviewed the statements as to matters of law or legal conclusions expressed under "Description of First Mortgage Bonds—Security" in such related prospectus. I am of the opinion that all such statements as to such matters are correct and I hereby consent to the making of such statements in the Registration Statement and to the use of my name in connection therewith.

Very truly yours,
/s/ STEVEN R. SULLIVAN

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  Exhibit 5.1
[Letterhead of Steven R. Sullivan]